    As filed with the Securities and Exchange Commission On January 2, 2001
                                                      REGISTRATION NO. 333-47350
================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM S-8
                            TO REGISTRATION STATEMENT
                                ON FORM S-4 UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                            J.P. MORGAN CHASE & CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                        13-2624428
 (State Or Other Jurisdiction Of                            (IRS Employer
  Incorporation Or Organization)                         Identification No.)

                       270 PARK AVENUE, NEW YORK, NY 10017
               (Address of Principal Executive Offices) (Zip Code)
                                 ---------------


                INCENTIVE COMPENSATION PLAN OF J.P. MORGAN & CO.
                     INCORPORATED AND AFFILIATED COMPANIES
               ADDITIONAL COMPENSATION PLAN OF J.P. MORGAN & CO.
                     INCORPORATED AND AFFILIATED COMPANIES
                     STOCK BONUS PLAN OF J.P. MORGAN & CO.
               INCORPORATED AND AFFILIATED COMPANIES, AS AMENDED
                 1995 STOCK INCENTIVE PLAN OF J.P. MORGAN & CO.
                     INCORPORATED AND AFFILIATED COMPANIES
                 1992 STOCK INCENTIVE PLAN OF J.P. MORGAN & CO.
                     INCORPORATED AND AFFILIATED COMPANIES
                 1989 STOCK INCENTIVE PLAN OF J.P. MORGAN & CO.
                     INCORPORATED AND AFFILIATED COMPANIES
                 1987 STOCK INCENTIVE PLAN OF J.P. MORGAN & CO.
                     INCORPORATED AND AFFILIATED COMPANIES
                           DIRECTORS STOCK PLAN (1992)
                DEFERRED PROFIT SHARING PLAN OF MORGAN GUARANTY
                           TRUST COMPANY OF NEW YORK
              AND AFFILIATED COMPANIES FOR UNITED STATES EMPLOYEES
                              (Full Title of Plans)



                           ANTHONY J. HORAN, SECRETARY
                            J.P. MORGAN CHASE & CO.
                       270 PARK AVENUE, NEW YORK, NY 10017
                     (Name and Address of Agent For Service)



                                 (212) 270-6000
           Telephone Number, Including Area Code, of Agent for Service
                                 ---------------
                        COPIES OF ALL COMMUNICATIONS TO:


                              NEILA B. RADIN, ESQ.
                            J.P. MORGAN CHASE & CO.
                       270 PARK AVENUE, NEW YORK, NY 10017
                                 ---------------


This Post-Effective Amendment covers shares of common stock, par value $1.00 per share, of the Registrant originally registered on the Registration Statement on Form S-4 (the "Registration Statement"). The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post-Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Deferred Profit Sharing Plan of Morgan Guaranty Trust Company of New York and Affiliated Companies for United States Employees.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE


      The following documents filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co. ("J.P. Morgan Chase") or the Deferred Profit Sharing Plan of Morgan Guaranty Trust Company of New York and Affiliated Companies for United States Employees (the "Profit Sharing Plan") are incorporated herein by reference:


                  (a) Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1999;

                  (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                  (c) Current Reports on Form 8-K filed on January 21, 2000, February 9, 2000, March 22, 2000, April 11, 2000, April 19, 2000, May
         22, 2000, June 12, 2000, June 20, 2000, July 20, 2000, August 3, 2000,
         September 18, 1999, October 19, 1999, November 1, 1999, November 28, 2000, November 29, 2000, December 1, 2000, December 14, 2000 and December 26, 2000;

                  (d) The description of J.P. Morgan Chase's common stock contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating that description; and

                  (e) The Profit Sharing Plan's Annual Report on Form 11-K for the year ended December 31, 1999.

All documents filed by J.P. Morgan Chase and the Profit Sharing Plan pursuant to Sections 13(a) and 15(d) of the Exchange Act subsequent to the date of this Post-Effective Amendment and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered hereunder have been sold or which deregisters all securities remaining shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification to which those seeking indemnification or advancement of expenses may be entitled pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.


J.P. Morgan Chase's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of J.P. Morgan Chase shall be personally liable to J.P. Morgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.



J.P. Morgan Chase's Restated Certificate of Incorporation empowers J.P. Morgan Chase to indemnify any director, officer, employee or agent of J.P. Morgan Chase or any other person who is serving at J.P. Morgan Chase's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.



J.P. Morgan Chase's Restated Certificate of Incorporation also empowers J.P. Morgan Chase by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of J.P. Morgan Chase or any other person who is serving at J.P. Morgan Chase's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not J.P. Morgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.



In addition, J.P. Morgan Chase's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of J.P. Morgan Chase or, at the request of J.P. Morgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by J.P. Morgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.



J.P. Morgan Chase's By-laws also provide that J.P. Morgan Chase may enter into contracts with any director, officer, employee or agent of J.P. Morgan Chase in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.



The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the By-Laws of J.P. Morgan Chase.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8. EXHIBITS



     EXHIBIT
      NUMBER                        DOCUMENT DESCRIPTION
      ------                        --------------------

       4.1        Restated certificate of Incorporation of J.P. Morgan Chase &
                  Co. (formerly known as The Chase Manhattan Corporation)
                  (incorporated by reference to Exhibit 3.5 to the Registration
                  Statement on Form S-3 (File No. 333-94393) of The Chase
                  Manhattan Corporation).

       4.2        By-Laws of J.P. Morgan Chase & Co. (formerly known as The
                  Chase Manhattan Corporation), as amended (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form
                  S-8 (File No. 333-92217) of The Chase Manhattan Corporation).

        5         Opinion of Neila B. Radin, Esq.

      23.1 Consent of PricewaterhouseCoopers LLP as to the financial statements of The Chase Manhattan Corporation.

      23.2 Consent of PricewaterhouseCoopers LLP as to the financial statements of the Deferred Profit Sharing Plan of Morgan
                  Guaranty Trust of New York and Affiliated Companies for United
                  States Employees.

      23.3        Consent of Neila B. Radin, Esq. (included in Exhibit 5).

       24         Powers of Attorney.*


*   Previously filed.


         The Plan has been submitted to the Internal Revenue Service and J.P. Morgan Chase undertakes that after the date hereof any amendment to the Plan will be filed with the Internal Revenue Service in order to qualify the Profit Sharing Plan.


ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 2nd of January, 2001.


                                  J.P. MORGAN CHASE & CO.
                                            (Registrant)

                                  By        /s/ ANTHONY J. HORAN
                                     --------------------------------
                                        (Anthony J. Horan, Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.




              SIGNATURE                                    TITLE
              ---------                                    -----

                                                 Chairman and Director
---------------------------------------
        (Douglas A. Warner III)

                  *                              President, Chief Executive
---------------------------------------          Officer and Director
      (William B. Harrison, Jr.)                 (Principal Executive Officer)

                  *                              Director
---------------------------------------
         (Hans W. Becherer)

                                                 Director
---------------------------------------
         (Riley P. Bechtel)

                  *                              Director
---------------------------------------
      (Frank A. Bennack, Jr.)

                                                 Director
---------------------------------------
       (Lawrence A. Bossidy)

                  *                              Director
---------------------------------------
         (M. Anthony Burns)

                  *                              Director
---------------------------------------
        (H. Laurence Fuller)

                                                 Director
---------------------------------------
         (Ellen V. Futter)

                  *                              Director
---------------------------------------
        (William H. Gray III)

                  *                              Director
---------------------------------------
         (Helene L. Kaplan)

                                                 Director
---------------------------------------
         (Lee R. Raymond)


                  *
---------------------------------------          Director
         (John R. Stafford)



---------------------------------------          Director
           (Lloyd D. Ward)



                  *                              Director
---------------------------------------
       (Marina v.N. Whitman)


                  *                              Vice Chairman Finance and
---------------------------------------          Risk Management
         (Marc J. Shapiro)                       (Principal Accounting Officer)

                  *                              Executive Vice President and
---------------------------------------          Controller
         (Joseph L. Sclafani)                    (Principal Accounting Officer)




* Anthony J. Horan hereby signs this Post-Effective Amendment on behalf of each of the indicated persons for whom he is attorney-in-fact on January 2, 2001 pursuant to a power of attorney filed herewith.


                                  By:           /s/ ANTHONY J. HORAN
                                      ---------------------------------------
                                      (Anthony J. Horan, Secretary)

      The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 2, 2001.


                                  THE DEFERRED PROFIT SHARING PLAN OF
                                  MORGAN GUARANTY TRUST COMPANY OF NEW
                                  YORK AND AFFILIATED COMPANIES FOR UNITED
                                  STATES EMPLOYEES


                                  By:           /s/ JOHN F. BRADLEY
                                      -----------------------------------------
                                        Name: John F. Bradley
                                        Title: Managing Director

                                  EXHIBIT INDEX


     EXHIBIT
      NUMBER                        DOCUMENT DESCRIPTION
      ------                        --------------------
       4.1        Restated Certificate of Incorporation of J.P. Morgan Chase &
                  Co. (formerly known as The Chase Manhattan Corporation)
                  (incorporated by reference to Exhibit 3.5 to the Registration
                  Statement on Form S-3 (File No. 333-94393) of The Chase
                  Manhattan Corporation).

       4.2        By-Laws of J.P. Morgan Chase & Co. (formerly known as The
                  Chase Manhattan Corporation), as amended (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form
                  S-8 (File No. 333-92217) of The Chase Manhattan Corporation).

        5         Opinion of Neila B. Radin, Esq.

      23.1 Consent of PricewaterhouseCoopers LLP as to the financial statements of The Chase Manhattan Corporation.

      23.2 Consent of PricewaterhouseCoopers LLP as to the financial statements of the Deferred Profit Sharing Plan of Morgan
                  Guaranty Trust Company of New York and Affiliated Companies for United States Employees.

      23.3        Consent of Neila B. Radin (included in Exhibit 5).

       24         Powers of Attorney.*



*   Previously filed.